Know all these present that the undersigned hereby constitutes and appoints each of Bruce Taten and Lisa Wysocki signing singly the undersigned's true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned's capacity as an offier and/or officer and/or director of Nabors Industries Ltd. (the "Company") Forms 3,4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3,4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take and other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact may be of benefit to in the best interest of or legally required by the undersigned it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite necessary or proper to be done in the exercise of any of the rights and powers herein granted as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-fact's substitute or substitute's shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact in serving in such capacity at the request of the undersigned are not assuming nor is the Company assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the under-signed is no longer required to file Forms 3,4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company unless earlier revoked by undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of October 2003
Anthony G. Petrello